UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

RALLYBIO CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40693	85-1083789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Church Street, Suite 1020
	New Haven, Connecticut	06510
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 203 859-3820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 5, 2022, Rallybio Corporation’s subsidiary, Rallybio IPE, LLC (Rallybio), entered into a License Agreement (License Agreement) with Kymab Limited (Sanofi). Under the License Agreement, Sanofi provides Rallybio with worldwide exclusive rights to Sanofi’s KY1066, which will be referred to as RLYB331. Under the terms of the License Agreement, Rallybio has an exclusive license to certain Sanofi patents to develop, manufacture and commercialize RLYB331 and Rallybio agrees to use commercially reasonable efforts to develop and commercialize a licensed product in at least one indication in the field in each of several major markets, as described in the License Agreement.

The License Agreement provides that Rallybio will make an upfront cash payment to Sanofi of $3 million. In addition, Rallybio has agreed to pay Sanofi up to an aggregate of $43 million in development and regulatory milestones and up to an aggregate of $150 million in commercial milestones for a product in its first indication, plus tiered low-to-mid double digit percentages of such milestone amounts for up to three additional indications, and mid to high single digit royalties on net sales.

The License Agreement contains other customary license terms including related to sublicensing, development, regulatory, manufacturing, commercialization, milestones, royalties, intellectual property, and termination. The License Agreement will expire on a product-by-product and country-by-country basis at the end of the applicable royalty term. Either party may terminate the License Agreement upon material breach of the License Agreement by the other, subject to a cure period. Rallybio may terminate the License Agreement for convenience upon 90 days prior written notice to Sanofi. Sanofi may terminate the License Agreement immediately in the case of Rallybio’s insolvency, bankruptcy or a similar event, or if Rallybio or its affiliates participates in any proceeding challenging the validity of the licensed patents.

If the License Agreement is terminated in its entirety, among other things (a) all rights and licenses granted by Sanofi under the License Agreement (including any sublicenses) will terminate and (b) if Sanofi has an interest in developing, manufacturing and commercializing the licensed compounds or products, the parties to the License Agreement shall negotiate an arrangement to provide Sanofi rights to the patents, know-how, materials and other properties controlled by Rallybio applicable to any of the licensed product. The foregoing is a summary of the terms of the License Agreement and is qualified in its entirety by reference to the License Agreement, a copy of which will be filed as an exhibit to Rallybio Corporation’s Quarterly Report on Form 10-Q for the period ended June 30, 2022.

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2022, Rallybio Corporation issued a press release announcing its financial results for the quarter ended March 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On May 10, 2022, Rallybio Corporation issued a press release announcing the License Agreement with Sanofi. A copy of the press release is attached hereto as exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press release issued by the Company on May 10, 2022 regarding financial results for the quarter ended March 31, 2022
99.2	Press release issued by the Company on May 10, 2022 regarding the Sanofi License Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALLYBIO CORPORATION

Date:	May 10, 2022	By:	/s/ Jeffrey M. Fryer
Jeffrey M. Fryer, CPA Chief Financial Officer and Treasurer